                          CERTIFICATE OF INCORPORATION

                                       OF

                            CAESAR ACQUISITION CORP.

                                    *  *  *

            FIRST: The Name of the Corporation is "Caesar Acquisition, Corp."

            SECOND: The address of its registered office in the State of
Delaware is Corporation Trust center, 1209 Orange Street, in the City of
Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations now or hereafter shall be organized under the
General Corporation Law of the State of Delaware.

            FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand, all of which are to be without par value.

            FIFTH: The name and address of the incorporator is Robert O.
Barberi, 33 Riverside Avenue, Westport, Connecticut 06880-4279.

            SIXTH: The bylaws of the Corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without assent or vote of the stockholders.

            SEVENTH: Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of stock of the Corporation.

            EIGHTH: Elections of directors need not be by ballot unless and to the extent that the bylaws so provide.

            NINTH: A Director of the Corporation shall not be liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General
Corporation Law as the same exists or may hereafter be amended. No repeal or modification of the foregoing provisions of this Article NINTH nor, to the fullest extent permitted by law, any modifications of law, shall adversely affect any right or protection of a Director of the corporation existing at the time of such repeal or modification.

            TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner permitted by the General Corporation Law of this State of Delaware, as amended from time to time, and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reservation.

            IN WITNESS WHEREOF, I have hereunto signed my name this 21st day of
May, 1993.

                                         /s/ Robert O. Barberi
                                         --------------------------------------
                                         Robert O. Barberi
                                         Sole Incorporator

                                        2

                       CERTIFICATE OF OWNERSHIP AND MERGER
             MERGING SUBSIDIARY CORPORATION INTO PARENT CORPORATION

            (Pursuant to section 253 of the Delaware General Corporation Law)

            Caesar Acquisition Corp., a Delaware corporation (the
"Corporation"), doers hereby certify:

            FIRST: That the Corporation is incorporated and duly organized pursuant to the General Corporation Law of the State of Delaware.

            SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of CITM Holdings Inc., Delaware corporation.

            THIRD: That the Corporation, by the following resolutions duly adopted by the Board of Directors on the 27th day of October, 1993, determined to merge with and into itself CITM Holdings Inc. pursuant to Section 253 of the
General Corporation Law of the State of Delaware, effective upon filing of this
Certificate with the Secretary of State of Delaware, on the conditions set forth in such resolutions, which resolutions have not been amended, modified or rescinded and are now in full force and effect:

            RESOLVED: That Caesar Acquisition Corp. merge with and into itself its subsidiary, CITM Holdings Inc., and assume all of said subsidiary's liabilities and obligations; and further

            RESOLVED: That the president, any Vice President, the Secretary and any Assistant Secretary of the Corporation be and they hereby are authorized and directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolutions so to merge said CITM Holdings Inc. into the Corporation and to assume said subsidiary's liabilities and obligations on the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of New Castle County, and to do all acts and things whatsoever whether within or without the State of Delaware, as may be necessary and proper to effect the merger; and further

            RESOLVED: That the Corporation change its corporate name by changing
Article First of the Certificate of Incorporation of the Corporation to read as follows:

            "FIRST: The name of the corporation is CHECKS IN THE MAIL, INC."

            IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed and this certificate to be signed by Pat M. Simmons, its Vice
President, and attested by Robert O. Barberi, its Secretary, this 27th day of
October, 1993.

                                         CAESAR ACQUISITION CORP.

                                         By: /s/ Pat M. Simmons
                                             ----------------------------------
                                             Pat M. Simmons
                                             Vice President

ATTEST:

/s/ Robert O. Barberi
----------------------------
Robert O. Barberi
Secretary

                                       2

                              CERTIFICATE OF MERGER

                                     MERGING

                              AMERICAN DIRECT, INC.
                            (A DELAWARE CORPORATION)

                                      INTO

                            CHECKS IN THE MAIL, INC.
                            (A DELAWARE CORPORATION)

                             -----------------------

            Pursuant to the provisions of Section 251 of the General Corporation
Law of the State of Delaware, the undersigned, CHECKS IN THE MAIL INC., a
Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

            FIRST: The name and the state of incorporation of each of the constituent corporations is as follows:

Name                                        State of Incorporation
----                                        ----------------------

Checks in the Mail, Inc.                           Delaware
American Direct, Inc.                              Delaware

            SECOND: An Agreement of Merger among the parties to the merger (the
"Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 251 of the General Corporation Law of the State of
Delaware.

            THIRD: The surviving corporation of the merger shall be the
Corporation.

            FOURTH: The Certificate of Incorporation of the Corporation shall be the Certificate of Incorporation of the surviving corporation.

            FIFTH: The executed Merger Agreement is on file at 2435 Goodwin
Lane, New Braunfels, Texas 78135, the principal place of business of the surviving corporation.

            SIXTH: Upon request, a copy of the Merger Agreement will be provided to any stockholder of any constituent corporation without cost.

            SEVENTH: Pursuant to the terms of the Merger Agreement and the provisions of Section 103(d) of the General Corporation Law of the State of
Delaware, this Certificate of Merger and the merger to which it relates shall be effective on August 31, 1995.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate this 30 day of August, 1995.

                                         CHECKS IN THE MAIL, INC.

                                         By: /s/ Peter J. C. Norrington
                                             ----------------------------------
                                             Peter J. C. Norrington
                                             Vice President

                      CERTIFICATE OF CHANGE OF LOCATION OF

                    REGISTERED OFFICE AND/OR REGISTERED AGENT

                                       OF

                            CHECKS IN THE MAIL, INC.

                           --------------------------

            The Board of Directors of the Checks In The Mail, Inc., a
Corporation of Delaware, on this 26th day of March, A.D. 1996, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 9 East Loockerman Street, in the City of
Dover, County of Kent, Zip Code 19901.

            The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is National Corporate
Research, Ltd.

            The Checks In The Mail, Inc., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

            IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Vice President & Secretary, the 11th of March A.D., 1996.

                                         /s/ Robert O. Barberi
                                         -----------------------------------
                                         Name: Robert O. Barberi
                                         Title: Vice President & Secretary

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

            1. The name of the corporation (hereinafter called the
"Corporation") is

                            CHECKS IN THE MAIL, INC.

            2. The registered office of the corporation within the State of
Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of
Wilmington 19808, County of New Castle.

            3. The registered agent of the corporation within the State of
Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

            4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on August 02, 2005.

                                         /s/ Thomas F. Larkins
                                         ----------------------
                                         Name: Thomas F. Larkins
                                         Title: Vice President and Secretary